Exhibit 99.2

Letter to LSI Employees

TO: LSI Employees

FROM: Hock Tan

SUBJECT: Avago and LSI Corporation

December 16, 2013

Dear LSI Employees,

As you have heard from Abhi, today Avago and LSI announced the exciting news that Avago will acquire LSI for $11.15 per share in cash. This combination will create a significantly larger company that will bring important benefits to the employees, customers and other stakeholders of both organizations. Together, we will be a highly diversified semiconductor leader across multiple attractive end markets.

On behalf of Avago and our worldwide employees, I am pleased to welcome you to our organization. Like LSI, Avago prioritizes a culture built on innovation, passion, and strong community. In addition to our shared cultural values, our businesses also provide a complementary product set to a worldwide customer base. As part of LSI, you have achieved many important accomplishments over a long period and I am quite excited by the possibilities of what we can accomplish in the next phase of our two companies’ joint evolution. The employees of both Avago and LSI will be integral to our future success and we look forward to investing in both our people and our technologies in order to drive profitable growth.

Even though we made this announcement today, we will continue to operate as separate companies until the acquisition closes, which we expect to happen sometime in the first half of calendar 2014. Avago’s Chief Operating Officer, Bryan Ingram, and I will be joining Abhi for an all-hands webcast meeting later this week where we will discuss this exciting news. We look forward to introducing ourselves to you and sharing our vision for the combined company.

Regards,

/s/ Hock Tan
Hock Tan

President, Chief Executive Officer

Additional Information and Where to Find It; Participants in Solicitation

This communication is being made in respect of the proposed transaction involving LSI Corporation (“LSI”) and Avago Technologies Limited (“Avago”). The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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